DOV Pharmaceutical, Inc.
150 Pierce Street
Somerset, New Jersey 08873

To: Holders of common stock of DOV Pharmaceutical, Inc. (“DOV” or the “Company”)

From: DOV Pharmaceutical, Inc.

Re:  Warrant distribution to holders of common stock of DOV

The Company is distributing warrants to purchase shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), to holders of the Company’s Common Stock as of the close of business on the record date identified below (the “Record Date”). This letter outlines certain terms of the warrants, including the warrant agreement dated as of May 10, 2007. You should carefully read this summary of the warrants, including the enclosed warrant certificate and the warrant agreement referred to herein, to familiarize yourself with the warrant terms. The warrant agreement was filed as Exhibit 10.1 to a Current Report on Form 8-K filed by the Company on May 16, 2007. Since this letter contains only a summary of the terms of the warrants, you are strongly encouraged to review the warrant agreement and warrant certificate.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS LETTER, THE WARRANT CERTIFICATE OR THE WARRANT AGREEMENT ARE ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Summary of Warrant Distribution

Record Date	May 10, 2007.

Total Number of Warrants	Up to 30,000,000, each warrant evidencing the right of its holder to purchase one share of Common Stock.

Number of Warrants for Each Stockholder
Each holder of ten (10) shares of Common Stock at the close of business on the Record Date will receive warrants to purchase eleven (11) shares of Common Stock. Warrants will not be prorated in the event a holder holds shares in other than ten (10) share increments. For example, if a stockholder owns nineteen (19) shares, such stockholder will receive warrants to purchase eleven (11) shares of Common Stock.

Exercise Price	$0.523 per share of Common Stock payable in cash. The exercise price is adjustable in certain circumstances.

When Exercisable; Share Issuance
The warrants will not be exercisable until the later of (i) July 1, 2007 and (ii) the date on which a registration statement is declared effective by the Securities and Exchange Commission (the “SEC”) with respect to the shares of Common Stock issuable upon exercise of the warrants. In addition, the Company will not be obligated to deliver any securities pursuant to the exercise of any warrant unless a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the issuance of the securities that shall have been issuable upon such exercise is effective and unless issuance of such securities is qualified or exempt from qualification under applicable securities laws of the states or other jurisdictions in which the registered holder of the warrant resides.

Expiration Date	December 31, 2009.

Redemption
The warrants will be redeemable at DOV’s option at a redemption price of $0.01 per share after November 4, 2007 in the event the Company’s Common Stock trading price exceeds $1.046 per share for twenty (20) trading days within a thirty (30) trading day period ending on the third business day before the redemption notice is given.

Notice of Redemption
In the event the price of DOV’s Common Stock increases as noted above and DOV thereafter elects to redeem the warrants, DOV will deliver a notice of redemption to each warrant holder at least thirty (30) days prior to the redemption date.

Registration
The issuance of the warrants does not require registration under the Securities Act. The shares of Common Stock issuable upon exercise of the warrants have not been registered under the Securities Act and the warrants will not be exercisable unless a registration statement is declared effective by the SEC with respect to these shares. The Company will neither register nor qualify the warrants under any state securities laws. Any transfer of a warrant by a holder of such warrant may only be effected in accordance with applicable federal or state securities laws.

Book Entry; Listing
After working with The Depository Trust Company (“DTC”), the Company was unable to effect the issuance of the warrants in book entry format through DTC. Accordingly, the warrants are being issued in certificated form to the Company’s Common Stock holders as of the close of business on the Record Date.

The warrants will not be listed for trading on any national securities exchange or authorized to be quoted on any inter-dealer quotation system of any national securities association. The Company does not intend to apply for either listing or quotation of the warrants. Neither the Company’s Common Stock that is currently outstanding, nor the Common Stock issuable upon conversion of the warrants, is currently listed for trading on any national securities exchange or authorized to be quoted on any inter-dealer quotation system of any national securities association. We understand that our Common Stock is currently quoted on The Pink Sheets.

Risk Factors

Holding the Company’s warrants and investing in the Company’s Common Stock involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Report on Form 10-Q, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended. You should also consider the risk factors listed below.

An active trading market for the warrants may not develop, and holders of the warrants may not be able to sell their warrants when they want and, if they do sell, they may not be able to receive the price they want.

The warrants will not be listed for trading on any securities exchange or authorized to be quoted in any inter-dealer quotation system of any securities association, and we do not intend to apply for any such listing or quotation. We understand that the Company’s Common Stock is currently traded or quoted on The Pink Sheets. Also, the warrants have not been registered or qualified in any state and any transfer of a warrant may only be effected in accordance with applicable federal or state securities laws. We do not know the extent to which investor interest will lead to the development of a trading market for the warrants or how liquid any such market might be. Moreover, the liquidity of any market for the warrants will also depend upon the number of holders of warrants, our financial performance, the market for similar securities and the interest of securities dealers in making a market in the warrants. We cannot assure holders that an active trading market will develop or, if it does, at what prices the warrants may trade. Therefore, holders may not be able to sell the warrants when they want and, if they do sell, they may not be able to receive the price they want.

The warrant may not be exercisable so long as the shares of Common Stock issuable upon exercise of the warrant are not registered under the Securities Act.

Neither the warrants nor the shares of Common Stock issuable upon exercise of the warrants have been registered under the Securities Act. The warrants will not be exercisable unless a registration statement is declared effective by the SEC with respect to the shares of Common Stock issuable upon their exercise. In addition, DOV is under no obligation to issue those shares if it cannot do so in compliance with federal and state securities laws. If the warrants cannot be exercised because of the lack of an effective registration statement with respect to the underlying shares or because such issuance does not comply with applicable federal and state securities laws, the warrants will not be settable for cash or for any other value.

The warrants may be redeemed by the Company under certain conditions.

After November 4, 2007, DOV may, at its option, redeem the warrants at a redemption price of $0.01 per share if the Company’s Common Stock trading price exceeds $1.046 per share for twenty (20) trading days within a thirty (30) trading day period. DOV will notify you of such redemption at least thirty (30) days before the redemption date.

Additional Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Continental Stock Transfer & Trust Company is serving as the warrant agent for the warrants. If you need additional information with respect to the warrants, including a copy of the warrant agreement that governs the warrants, please contact the Investor Relations Department at DOV by calling (732) 907-3640. For a copy of the warrant agreement between DOV and the warrant agent, please see the Company’s Current Report on Form 8-K as filed on May 16, 2007 at the website of the Securities and Exchange Commission (www.sec.gov) or at www.dovpharm.com.